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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 4, 1997*

                       Finlay Fine Jewelry Corporation
                            ------------------------
             (Exact name of registrant as specified in its charter)

Delaware                     33-59380                       13-3287757
- --------                     --------                       ----------
(State or other             (Commission                    (IRS Employer
jurisdiction of             File Number)                Identification No.)
incorporation)


               521 Fifth Avenue, New York, New York         10175
               ------------------------------------         -----
               (Address of principal executive offices)     (zip code)


       Registrant's Telephone Number, including Area Code: (212) 808-2060

                                       N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

* The Registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.



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Item 5.   Other Events.

     On September 4, 1997, Finlay Enterprises, Inc., a Delaware corporation ("FEI") which owns all of the outstanding equity securities of Finlay Fine Jewelry Corporation, a Delaware corporation (the "Registrant" and, together with FEI, "Finlay"), announced that Finlay had entered into an agreement to acquire certain assets of the Diamond Park Fine Jewelers division of Zale Corporation, a leading operator of leased fine jewelry departments, for approximately $66 million. A copy of the press release issued by FEI on September 4, 1997, which sets forth a brief description of the proposed acquisition, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

     Not applicable.

(b)  Pro forma financial information.

     Not applicable.

(c)  Exhibits.

     99.1   Press Release of Finlay Enterprises, Inc. dated
            September 4, 1997.


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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FINLAY FINE JEWELRY CORPORATION
                                        (Registrant)


Dated:   September 8, 1997              By: /s/ Barry D. Scheckner
                                            ------------------------------
                                                Barry D. Scheckner
                                                Senior Vice President and
                                                Chief Financial Officer